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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


                                 AUGUST 31, 2000
                Date of Report (Date of earliest event reported)


                               PEPSIAMERICAS, INC.
               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                      1-13914                   66-0433580
(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


                            3800 DAIN RAUSCHER PLAZA
                              66 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 661-3830
              (Registrant's Telephone Number, including Area Code)

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ITEM 5.  OTHER EVENTS.

         Whitman Corporation and PepsiAmericas, Inc. announced that a purported class action lawsuit has been filed in the Court of Chancery of Delaware with respect to the proposed merger of PepsiAmericas and Whitman Corporation. The complaint, which was filed by a purported stockholder of PepsiAmericas, names PepsiAmericas, the directors of PepsiAmericas, Dakota Holdings, LLC, and Whitman Corporation as defendants.

         The complaint alleges that the consideration to be paid to the public shareholders of PepsiAmericas in the merger is unfair and inadequate and that the transaction serves the interests of PepsiCo to the detriment of PepsiAmericas' minority public shareholders. The plaintiff seeks, among other things, class action certification, a preliminary and permanent injunction against consummation of the proposed merger, and rescission or damages should the transaction be consummated.

         Whitman Corporation and PepsiAmericas believe that the allegations contained in the complaint are without merit and intend to vigorously defend the action.

                                                 2
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2000                  PepsiAmericas, Inc.

                                        By:     /s/ John F. Bierbaum
                                           -------------------------------------
                                                John F. Bierbaum
                                                Chief Financial Officer














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